UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report

August 20, 2007

PIPELINE DATA INC.

(Exact name of small business issuer in its charter)

Delaware	7389	13-3953764
(State or jurisdiction of incorporation or organization)	(Primary Standard Indus. Classification Code Number)	(I.R.S. Employer Identification No)

1515 Hancock Street, Suite 301, Hancock Plaza

                Quincy, Massachusetts 02169

(617) 405-2600

(Address and telephone number of principal executive offices)

MacAllister Smith

1515 Hancock Street, Suite 301, Hancock Plaza

Quincy, Massachusetts 02169

(617) 405-2600

(Name, address and telephone number of agent for service)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act  (17 CFR 240.13e-4(c))

Item 2.04 EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION

We made a late interest payment to one of our senior lenders, Midsummer Investment, Ltd., the holder of $8,250,000 in our convertible notes. Payment should have been made on July 30, 2008. We made our full interest payment on August 15, 2008 to cure this default in accordance with the governing documents. Payment was required within 3 trading days from notice of default. A notice of default was issued to us on August 13, 2008. Within the default notice, Midsummer Investment, Inc. demanded payment of 125% of the principal amount of its note, outstanding interest and penalties and penalties associated with registration of stock underlying their notes and warrants. We believe we properly cured the late interest payment. Further, we believe we have complied with our registration obligations as the interpretation of Rule 415 governing registration was restricted by the Securities and Exchange Commission rendering it impossible to complete registration within the time allotted. We have previously disclosed the facts relative our registration obligations and the status of effectiveness of the shares in our regular public filings, including our most recent quarterly report on Form 10QSB for the quarter ended June 30, 2008.

The note held by Midsummer Investment, Inc. is part of a larger financing entered into on June 29, 2006. We entered into a $37 million convertible debt financing with a group of institutional investors. Under the terms of agreement, we issued convertible notes that accrue interest at a rate of 8% per annum, payable quarterly in arrears beginning on October 2, 2006.

We are currently renegotiating the repayment of the entire $37 million facility should we be able to finalize replacement financing. In the course of this negotiation, we have received interest forbearances from the other senior lenders but not from Midsummer Investment, Ltd. During our negotiation with this lender, they filed the default notice that is the subject of this filing.

The information in this Form 8-K is being furnished pursuant to Item 2.04 "Events That Accelerate Or Increase A Direct Financial Obligation" shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Pipeline Data Inc.
Dated:	August 20, 2008	By:	/s/ MacAllister Smith
		Name:	MacAllister Smith
		Title:	Chief Executive Officer